Exhibit 23(a)

                         Consent of Independent Auditors

We consent to the use in this Registration Statement of DCAP Group, Inc. on Form SB-2 of our report on DCAP Group, Inc. dated April 7, 2000, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

HOLTZ RUBENSTEIN & CO., LLP




Melville, New York
September 8, 2000
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